Exhibit 10.5
                               SECOND AMENDMENT TO
                      IMS HEALTH INCORPORATED SAVINGS PLAN
                        Effective as of September 1, 1999

1. Article 1 of the IMS Health Incorporated Savings Plan (the "Plan") is hereby amended by adding the following new Section 1.24a to read in its entirety as follows:

     "1.24a `Emron Plan' shall mean the Emron, Inc. 401(k) Savings & Investment Plan."

2. Section 7.1(a) of the Plan is hereby amended by adding the following new sentence to the end thereof:

     "For a Member whose account balance under the Emron Plan was transferred to this Plan, the value of such transferred account which is attributable to his or her pre-tax contributions to the Emron Plan shall also be accounted for in his or her Pre-tax Account."

3. Section 7.1(d) of the Plan is hereby amended by adding the following new sentence to the end thereof:

     "For a Member whose account balance under the Emron Plan was transferred to this Plan, the value of such transferred account which is attributable to employer contributions to the Emron Plan shall also be accounted for in his or her Employer Account."

4. Section 7.1(e) of the Plan is hereby amended by adding the following new sentence to the end thereof:

     "For a Member whose account balance under the Emron Plan was transferred to this Plan, the value of such transferred account which is attributable to a promissory note due to a loan under the Emron Plan shall also be accounted for in his or her Loan Account."

5. Section 9.1 of the Plan is hereby amended by adding the following new subsection (e) to the end thereof to read in its entirety as follows:

     "(e) A Member whose account balance under the Emron Plan was transferred to this Plan may make a withdrawal of an amount up to the amounts so transferred into his or her Employer Account, Pre-tax Account and Loan Account at any time after attaining the age of 60."

6. Section 10.3 of the Plan is hereby amended by adding the following sentence to the end of subsection (e) thereof:

     "Notwithstanding the foregoing, a Member whose account balance under the Emron Plan was transferred to this Plan shall not have a vested portion of his or her Employer

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     Account less than his or her nonforfeitable percentage of employer contributions under the Emron Plan as of the date of such transfer."

7. Section 11.1 of the Plan is hereby amended by adding the following new paragraph to the end thereof:

     "Notwithstanding the foregoing, a Member whose account balance under the Emron Plan was transferred to this Plan may elect to receive distribution of an amount up to the amounts so transferred into his or her Employer Account, Pre-tax Account and Loan Account under one or any combination of the following methods: (1) by payment in a lump sum, or (2) by payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Member, or the joint life and last survivor expectancy of the Member and his or her Beneficiary."

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